Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form S-4 of our report dated May 19, 2006 relating to the combined financial statements of Merrill Lynch Investment Managers Business as of and for the year ended December 30, 2005 and to the reference to us under the heading “Experts” in the proxy statement/prospectus, which is part of this registration statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

New York, New York

June 5, 2006